Exhibit 10.10

VOTING AGREEMENT

BY AND AMONG

ROCK ENERGY RESOURCES, INC.,

PERM ENERGY ADVISORS, INC.

AND

THE STOCKHOLDERS PARTY HERETO

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of the 31 day of March, 2008 by and among ROCK ENERGY RESOURCES, INC., a Delaware corporation (the “Company”), PERM ENERGY ADVISORS, INC. (“PERM”) and the stockholders of the Company that are signatories to this Agreement (the “Stockholders”).

RECITALS

WHEREAS, the Company proposes to sell shares of common stock (the “Common Stock”), par value $0.0001, of the Company to PERM pursuant to the terms of that certain Stock Purchase Agreement (the “Purchase Agreement”) dated March 31, 2008 between the Company and PERM;

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Purchase Agreement that the parties execute and deliver this Agreement;

WHEREAS, this Agreement is the first such voting agreement entered into by the Company with respect to its Common Stock; and

WHEREAS, the signatories to this Agreement include (i) the Company, (ii) PERM, and (ii) the holders of at least a majority of Common Stock;

NOW, THEREFORE, the parties hereto agree as follows:

1.             Shares.  The Stockholders each agree to hold all shares of the capital stock of the Company now owned or hereafter acquired by them registered in their respective names or beneficially owned by them as of the date hereof (“Shares”) subject to, and to vote the Shares in accordance with, the provisions of this Agreement.

2.             Voting Agreement.

(a)           The parties hereto agree that immediately prior to the closing of the Second Tranche (as such term is defined in the Purchase Agreement) they will do all things necessary including, without limitation, the voting of all shares of the Common Stock of the Company held respectively by each Stockholder, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies in directorships on the Board, the waiving of notice, the attendance of meetings and the amendment of the Company’s Certificate of Incorporation or bylaws then in effect, so as to cause

(i)            the Board of Directors of the Company (the “Board”) to consist of 10 directors;

(ii)           for so long as PERM together with its affiliates, hold at least 10% of the issued and outstanding Common Stock (as adjusted for stock splits, stock dividends, recapitalizations or the like), election to the Board of one representative designated by an authorized representative of PERM;

(iii)          the removal from the Board (with or without cause) of the representative designated by PERM hereunder at the written request of PERM (but only upon such written request and under no other circumstances);

(iv)          in the event that any representative designated by PERM hereunder for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board to be filled by a representative designated by an authorized representative of PERM; and

(v)           the Board to consist of a majority of “independent directors” as that term is defined in NASDAQ Rule 4200 or the American Stock Exchange Rules.

(b)           This Section 2 shall not be construed as giving any person not a holder of the Shares the right to vote for any director.

3.             Observer Rights.  One representative designated by an authorized representative of PERM shall be entitled to attend as an observer at all meetings of the Board and shall be entitled to receive notice of such meetings along with a copy of any board materials to the same extent and in the same manner as the members of the Board.

4.             Expenses.  The Company will pay all reasonable out-of-pocket expenses incurred by the members of the Board and observers of the Board in connection with their participation in meetings of the Board and any committees of the Board.

5.             Insurance.  So long as PERM has a Board representative in accordance with Section 2, the Company covenants and agrees that it will obtain and continue in full force and effect director and officer insurance in a coverage amount no less than $50,000,000 in the aggregate.

6.             Representations and Warranties.  Each Stockholder hereby represents and warrants with respect to itself, on and as of the date of this Agreement, as follows:

(a)           It has full right, power and authority to vote the Common Stock, held of record by it.

(b)           It has all requisite power and authority to enter into and perform its obligations under this Agreement.  The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such party.  This Agreement has been duly executed and delivered by such party.

(c)           The execution, delivery and performance of this Agreement will not, with or without the giving of notice or the passage of time, (i) violate any judgment, injunction, order or decree of any court, arbitrator or governmental agency applicable to such party, or (ii) conflict with, result in the breach of any provision of, constitute a default under, or require the consent of any third party under, any agreement or instrument to which such party is a party or by which such party is bound.

7.             Legend.

Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Shares the following restrictive legend:

THESE SHARES ARE SUBJECT TO THE PROVISIONS OF A VOTING AGREEMENT RELATING TO THE ELECTION OF DIRECTORS AND OTHER MATTERS.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

8.             Other Rights.  Except as provided by this Agreement, each Stockholder shall exercise the full rights of a stockholder with respect to the Shares.

9.             Manner of Voting.  The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

10.           Grant of Proxy.  Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and, to the extent permitted by law, are irrevocable for the term of this Agreement.

11.           Joinder.  The spouses, if any, of each Stockholder that is an individual join in the execution and delivery of this Agreement for the express purpose of binding his or her community property interests, if any, in the Shares.

12.           No Liability for Election of Recommended Directors.  Neither the Company, nor any Stockholder, nor any officer, director, stockholder, partner, employee or agent of such party, makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Company’s Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

13.           Specific Performance.  The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to such party’s heirs, personal representatives or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable.  If any party hereto or such party’s heirs, personal representatives or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such party shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

14.           Governing Law.  THIS AGREEMENT, AND THE RIGHTS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AS SUCH LAWS APPLY TO AGREEMENTS AMONG TEXAS RESIDENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF TEXAS.

15.           After-Acquired Shares.  In the event that subsequent to the date of this Agreement, the Stockholders purchase or otherwise acquire any shares of Common Stock or other voting securities in the open market, from the Company, or as a result of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

16.           Issuance of Additional Shares; Transfers and Assignments.  In connection with the issuance of any additional shares of voting stock (included voting preferred stock) of the Company or the transfer of securities of the Company permitted hereunder, the Company shall require such new holder or permitted transferee to become a party to this Agreement and succeed to all of the rights and obligations of a Stockholder under this Agreement by executing and delivering an agreement to be bound.  Upon the execution and delivery of an agreement to be bound by any new holder or permitted transferee, such new holder or transferee shall be deemed to be a party hereto as if such new holder or transferee were the original signatory hereto and such new holder or transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder.  The Company shall not permit the issuance of any additional shares of voting stock (including voting preferred stock) or the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such new holder or permitted transferee shall have complied with the terms of this Section.

17.           Amendment.  This Agreement may be amended only by an instrument in writing signed by the Company, the holders of a majority of the Common Stock then outstanding, voting together as a single class, and PERM; provided, however, that no such amendment or modification that would adversely affect the rights of any Stockholder hereunder in any disproportionate and material respect as compared to any other Stockholder shall be binding on such affected Stockholder unless contained in a written instrument duly executed by such affected Stockholder.  Notwithstanding the foregoing, additional parties may be added as “Stockholders” under this Agreement as provided in Section 12(c) above with the written consent of the Company but without requiring the separate written consent of the Stockholders.  Any additional parties so added shall deliver a counterpart signature page to this Agreement and shall have the rights and obligations of a “Stockholder.”

18.           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19.           Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

20.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

21.           Waiver.  No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

22.           Attorneys’ Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party shall be entitled to all costs and expenses of maintaining such suit or action, including reasonable attorneys’ fees.

23.           Notices.  All notices and other communications required or permitted hereunder shall be in writing and may be delivered in person or by facsimile, electronic mail, courier or U.S. mail, in which event it may be mailed by first-class, certified or registered mail, postage prepaid, addressed (i) if to a Stockholder, at such address as such Stockholder shall have furnished the Company in writing, or (ii) if to the Company, at its principle place of business as designated in its most recently filed report with the Securities and Exchange Commission.  All such notices and other communications shall be deemed given upon personal delivery, upon confirmation of facsimile transfer, upon confirmation of electronic mail transmission, upon delivery by courier or three business days after deposit in the United States mail.  Notwithstanding the foregoing, all notices and communications to addresses outside the United States shall be given by facsimile and confirmed in writing sent by overnight or two-day courier service.

24.           Entire Agreement.  This Agreement is intended to be the sole agreement of the parties as it relates to this subject matter and does hereby supersede all other agreements of the parties relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement on the day, month and year first set forth above.

ROCK ENERGY RESOURCES, INC.

By:	/s/ Rocky V. Emery
Name:	Rocky V. Emery
Title:	Chief Executive Officer

PERM ENERGY ADVISORS, INC.

By:	/s/ Paul A. Caldwell
Name:	Paul A. Caldwell
Title:

STOCKHOLDERS:

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By:
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Shares of Common Stock:

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By:
Name:
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Shares of Common Stock:

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By:
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Shares of Common Stock:

SIGNATURE PAGE TO VOTING AGREEMENT